UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 24, 2009

Precision Aerospace Components, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30185	20-4763096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Arthur Kill Road Staten Island, NY	10309-1202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(718) 356-1500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

Entry into an Agreement to Exchange certain of the Company’s Securities.

On December 24, 2009, the investors in the Company’s July 20, 2006 Securities Purchase Agreement agreed to exchange certain of their warrants which could have acquired an aggregate 4,399,728 shares of the Company’s common stock at their exercise prices into 849,149 shares of the Company’s Series A Preferred Stock which is convertible into 1,319,579 shares of the Company’s Common Stock.  The exchange is at the rate of one A Warrant (which could have purchased a share of the Company’s common stock at $0.677 per share) and one B Warrant (which could have purchased a share of the Company’s common stock at $1.157 per share), collectively, for 0.386 shares of the Company’s Series A Convertible Preferred stock (the “Preferred Shares”).  Each Preferred Share is presently convertible into 1.554 shares of the Company’s common stock.  The Company anticipates that the exchange will be completed by the end of the year.

Item 8.01 Other Events

Completion of Reverse Split

On December 24, 2009 the five hundred to one reverse split of the company’s shares was completed and the post reverse split shares commenced trading.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precision Aerospace Components, Inc.

Date: December 28, 2009	By: /s/ Andrew S. Prince
Andrew S. Prince
President and Chief Executive Officer